Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-93879 and No. 333-123406) pertaining to the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees, Harley-Davidson Retirement Savings Plan for Salaried Employees, Harley-Davidson Retirement Savings Plan for Milwaukee & Tomahawk Hourly Bargaining Unit Employees, and Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees of our report dated June 24, 2011, with respect to the financial statements and schedule of the Harley-Davidson Retirement Savings Plan for York Hourly Bargaining Unit Employees, Harley-Davidson Retirement Savings Plan for Salaried Employees, Harley-Davidson Retirement Savings Plan for Milwaukee & Tomahawk Hourly Bargaining Unit Employees, and Harley-Davidson Retirement Savings Plan for Kansas City Hourly Bargaining Unit Employees in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young, LLP
Milwaukee, Wisconsin

June 24, 2011